CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to our firm in this Registration Statement on Form N-1A of Formula-Folios Hedged Growth ETF and Formula-Folios Income ETF, each a series of Northern Lights Fund Trust IV, under the headings “Fund Service Providers” and “Independent Registered Public Accountant” in the Prospectus and “Policies and Procedures for Disclosure of Portfolio Holdings” and Independent Registered Public Accounting Firm” in the Statement of Additional Information.

Cohen & Company, Ltd.

Cleveland, Ohio

May 5, 2017